EXPENSE REIMBURSEMENT, FEE WAIVER AND RECOVERY AGREEMENT


                                   EXHIBIT A

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                                                        EXPENSE CAP
                                                       (% OF AVERAGE
NAME OF FUND                                            NET ASSETS)      EFFECTIVE DATE    EXPENSE CAP TERM
---------------------------------------------------- ----------------- ------------------ ------------------
First Trust Preferred Securities and Income Fund           1.15%        January 11, 2011   January 11, 2013
---------------------------------------------------- ----------------- ------------------ ------------------
First Trust/Confluence Small Cap Value Fund                1.35%        January 11, 2011   January 11, 2013
---------------------------------------------------- ----------------- ------------------ ------------------

First Trust Short Duration High Income Fund                1.25%       [November 1, 2012] [November 1, 2014]
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